UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

                    Pursuant to Section 13 OR 15(d) of
                    The Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported) August 1, 2007

                           MOVIE GALLERY, INC.
         (Exact name of registrant as specified in its charter)

         Delaware                  0-24548             63-1120122
(State or Other Jurisdiction     (Commission         (IRS Employer
     of Incorporation)           File Number)       Identification No.)

             900 West Main Street
               Dothan, Alabama                            36301
   (Address of principal executive offices)             (Zip Code)

           Registrant's telephone number, including area code
                           (334) 677-2108
      -------------------------------------------------------------
      (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2007, Movie Gallery US, LLC, a wholly owned subsidiary of Movie Gallery, Inc. (together with its subsidiaries, the "Company"), entered into an Executive Employment Agreement, effective April 30, 2007, with Jeffrey S. Stubbs, the Company's President of Retail
Operations (the "Employment Agreement").

Under the Employment Agreement, Mr. Stubbs will receive an annual base salary of $525,000, subject to increases at the sole discretion of the Company's board of directors. Mr. Stubbs is also eligible to participate in the executive officer bonus program and other incentive, bonus, cash and equity compensation plans of the Company. The Employment Agreement provides for an initial term of twelve months, subject to automatic renewal thereafter for additional one-year terms unless either party gives notice of its intent not to renew at least thirty days prior to the expiration of the then-current term. Pursuant to the Employment Agreement, either the company or Mr. Stubbs may terminate his employment at any time. However, if the company terminates Mr. Stubbs due to a Termination Without Cause or upon a Constructive Termination, each as defined in the Employment Agreement, Mr. Stubbs is entitled to severance in an amount equal to two times his annual base salary and any and all stock options held by Mr. Stubbs become fully vested.

In addition, the Employment Agreement also provides that Mr. Stubbs agrees not to disclose Company trade secrets for so long as such information is protected under applicable law, not to disclose other confidential information of the Company for five years after termination, or, for one year after termination, not to compete with the Company, to be employed by or perform services for a competitor of the Company, to solicit any employee of the Company, or to otherwise invest in or assist any competitor of the Company. Further, Mr. Stubbs agrees not to disparage the Company for one year following termination. A copy of the Employment Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Executive Employment Agreement, dated August 1, 2007, between
Movie Gallery US, LLC and Jeffrey S. Stubbs.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


MOVIE GALLERY, INC.
Date: August 3, 2007


/S/ S. Page Todd
------------------------------------
S. Page Todd
Executive Vice President, Secretary,
General Counsel and Chief Compliance
Officer

INDEX TO EXHIBITS

99.1 Executive Employment Agreement, dated August 1, 2007, between Movie Gallery US, LLC and Jeffrey S. Stubbs.